Exhibit 3.1

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY

LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Trust, by resolution of its Board of Trustees (the “Board”) duly adopted at a meeting duly called and held, prohibited the Trust from electing to be subject to Section 3-803 of the MGCL as provided herein.
SECOND: The resolution referred to above provides that the Trust is prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL, and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the shareholders of the Trust by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.
THIRD: The action to prohibit the Trust from becoming subject to Section 3-803 of the MGCL without the shareholder approval referenced above has been approved by the Board in the manner and by the vote required by law.
FOURTH: The undersigned President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary as of December 19, 2014.

LASALLE HOTEL PROPERTIES
[SEAL]	/s/ Michael D. Barnello
Michael D. Barnello President and Chief Executive Officer

ATTEST:	/s/ Bruce A. Riggins
Bruce A. Riggins Chief Financial Officer and Secretary